NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ISSUE DATE: ________, 2018

INTELGENX TECHNOLOGIES CORP.
a corporation incorporated under the laws of Delaware
and having its principal office at
6420 Abrams
Ville St-Laurent, Quebec
H4S 1Y2

NO. _______________	_______________ WARRANTS
Each entitling the holder to acquire one (1) share of common stock of IntelGenx Technologies Corp., subject to adjustment in certain ircumstances.

WARRANTS

THIS IS TO CERTIFY THAT for value received __________________________or its assigns (the “Holder”) is the registered holder of the number of warrants (the “Warrants”) stated above and is entitled, for each whole Warrant represented hereby, to purchase one Share in the capital of IntelGenx Technologies Corp. (the “Corporation”) at any time from the date of issue hereof up to and including 5:00 p.m. (Toronto Time) on June 1, 2021 (the “Expiry Time”) at a price per Share equal to US$0.80, subject to adjustment hereunder (the “Exercise Price”), upon and subject to the following terms and conditions.

Definitions

(a)

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Shares are then listed or quoted on a Trading Market, the bid price of the Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Shares are then reported in the “Pink Sheets” published by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Shares so reported, or (d) in all other cases, the fair market value of a Share as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

(b)

“Current Market Price” of a Share at any date shall be calculated as the closing price of the Shares on the TSX Venture Exchange (or if the Corporation no longer trades on the TSX Venture Exchange the Corporation’s primary Trading Market) on the Trading Day prior to such date;

(c)	“Shares” means the shares of common stock with a par value of US$0.00001 in the capital of the Corporation;

(d)

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Shares are then listed or quoted on a Trading Market, the daily volume weighted average price of the Shares for such date (or the nearest preceding date) on the Trading Market on which the Shares are then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if prices for the Shares are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent Bid Price per Share so reported, or (c) in all other cases, the fair market value of a Share as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

(e)	“Warrant Share” means one Share issuable upon exercise or deemed exercise of a Warrant.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated ________, 2018, among the Corporation and the purchasers signatory thereto.

1.	[Intentionally Omitted]

2.	Exercise.

(a)

Exercise. At any time, or from time to time, at or prior to the Expiry Time (the “Exercise Period”), the Holder may exercise all or any number of whole Warrants represented hereby, upon delivering to the Corporation at its principal office by facsimile or e-mail (or e-mail attachment) noted above a duly completed and executed exercise notice in the form attached hereto as Schedule “B” (the “Exercise Notice”) evidencing the election (which on delivery to the Corporation shall be irrevocable except as provided in Section 2 and 4 hereof) of the Holder to exercise the number of Warrants set forth in the Exercise Notice (which shall not be greater than the number of Warrants represented by this Warrant Certificate as adjusted from time to time pursuant to Sections 5 and 6 of this Warrant Certificate). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(b)) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Exercise Notice by wire transfer or cashier’s check payable in United States dollars. No ink-original Exercise Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Exercise Notice be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant Certificate to the Corporation until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Corporation for cancellation within three (3) Trading Days of the date the final Exercise Notice is delivered to the Corporation. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Corporation shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. If the Holder is not exercising all Warrants represented by this Warrant Certificate, the Holder shall be entitled to receive upon the surrender of the original of this Warrant Certificate, without charge, a new Warrant Certificate representing the number of Warrants which is the difference between the number of Warrants represented by the then original Warrant Certificate and the number of Warrants being so exercised.

(b)

Delivery of Warrant Shares Upon Exercise. Warrant Shares purchased hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) the Warrant Shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery of a certificate, registered in the Corporation’s share register in the name of the Holder or its designee, by the date that is the earliest of (A) two (2) Trading Days after the delivery to the Corporation of the Exercise Notice, or (B) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Corporation of the Exercise Notice (such date, the “Warrant Share Delivery Date”), provided that under no circumstances shall the Corporation be required to cause the Warrant Shares to be delivered prior to the payment of the aggregate Exercise Price. If the Corporation does not have a current effective registration statement covering the sale or resale of the Shares at the time of exercise, the Corporation will be required to pay all of the holder’s reasonable expenses for compliance with applicable law and rules, including, but not limited to, Rule 144 promulgated by the Securities and Exchange Commission and any reasonable transaction or deposit fees imposed by the holder’s clearing broker. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date of delivery of the Exercise Notice, provided that payment to the Corporation of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e) prior to the issuance of such shares, is received within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Exercise Notice. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Corporation’s primary Trading Market in the United States with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.

(c)

Rescission Rights. If the Corporation fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2 by the second Business Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(d)

Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Corporation, and such shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the a form of transfer, as annexed hereto as Schedule “A” (the “Assignment Form”) duly executed by the Holder and the Corporation may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Corporation shall pay all Transfer Agent fees required for same-day processing of any Exercise Notice.

(e)

In the event that the Shares trade on the principal Trading Market in the United States at a price at or greater than $1.50 per share for a period of 20 consecutive Trading Days at any time following the issuance of the Warrants and provided that there is an effective registration statement to cover the Warrants and the Warrant Shares, the Company may, in its sole discretion, accelerate the Expiry Time of the Warrants upon providing 60 days written notice of Company’s intention to accelerate the Expiry Time of the Warrants and in such case the Warrants will expire on the 60th day after the date on which such notice is given by the Company.

3.

Authorization; Authorized Shares. The Corporation represents and warrants that it is duly authorized and has the corporate and lawful power and authority to create and issue the Warrants and to perform its obligations hereunder and that this Warrant Certificate represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms, and the Corporation further covenants and agrees that, until the Expiry Time, while any of the Warrants represented by this Warrant Certificate shall be outstanding: (a) it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted pursuant to Sections 5 and 6 of this Warrant Certificate; (b) all Shares which shall be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Shares may at the time be purchased pursuant to the provisions hereof, shall be issued as fully paid and non-assessable shares and the holders thereof shall not be liable to the Corporation or its creditors in respect thereof; (c) the Corporation shall make all requisite filings under the Securities Act (Québec) and the regulations made thereunder including those necessary to remain a reporting issuer not in default of any requirement of such act and regulations and the Corporation shall use reasonable commercial efforts to file all reports required pursuant to the Securities Exchange Act of 1934, as amended (d) the Corporation shall use all reasonable efforts to preserve and maintain its corporate existence; and (e) the Corporation shall use all reasonable efforts to maintain the listing of the Shares (or any shares or securities, whether of the Corporation or another corporation or entity, into which the shares of common stock of the Corporation may from time to time be converted, reclassified or exchanged) on the TSX Venture Exchange or such other recognized stock exchange or quotation system on which the shares or common stock of the Corporation may trade, to the Expiry Time.

4.

Holder’s Exercise Limitations. The Corporation shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Corporation (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Corporation is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 4 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4, in determining the number of outstanding Shares, a Holder may rely on the number of outstanding Shares as reflected in (A) the Corporation’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent written notice by the Corporation or the Transfer Agent setting forth the number of Shares outstanding. Upon the written or oral request of a Holder, the Corporation shall within one Trading Day confirm orally and in writing to the Holder the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Shares outstanding immediately after giving effect to the issuance of Shares issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Shares outstanding immediately after giving effect to the issuance of Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 4 shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Corporation. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

5.	Certain Adjustments. The Exercise Price and the number of Shares purchasable upon exercise shall be subject to adjustment from time to time in the events and in the manner provided as follows:

(a)	Share Reorganization. If during the Exercise Period the Corporation shall:

(i)	issue Shares or securities exchangeable for or convertible into Shares to holders of all or substantially all of its then outstanding Shares by way of stock dividend or other distribution, or

(ii)	subdivide, redivide or change its outstanding Shares into a greater number of Shares, including dividends paid to holders of Shares in the form of additional Shares, or

(iii)	consolidate, reduce or combine its outstanding Shares into a lesser number of Shares,

(any of such events in these paragraphs (i), (ii) and (iii) being a “Share Reorganization”), then the Exercise Price shall be adjusted as of the effective date or record date, as the case may be, at which the holders of Shares are determined for the purpose of the Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Shares outstanding on such effective date or record date before giving effect to such Share Reorganization and the denominator of which shall be the number of Shares outstanding as of the effective date or record date after giving effect to such Share Reorganization (including, in the case where securities exchangeable for or convertible into Shares are distributed, the number of Shares that would have been outstanding had such securities been fully exchanged for or converted into Shares on such record date or effective date). From and after any adjustment of the Exercise Price pursuant to this Section 5(a), the number of Shares purchasable pursuant to this Warrant Certificate shall be adjusted contemporaneously with the adjustment of the Exercise Price by multiplying the number of Shares then otherwise purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(b)

Rights Offering. If and whenever during the Exercise Period the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all of the holders of Shares under which such holders are entitled, during a period expiring not more than 45 days after the record date for such issue (“Rights Period”), to subscribe for or purchase Shares or securities exchangeable for or convertible into Shares at a price per share to the holder (or having a conversion price or exchange price per Share) of less than the Current Market Price for the Shares on such record date (any of such events being called a “Rights Offering”), then the Exercise Price shall be adjusted, subject to a minimum Exercise Price equal to the Current Market Price on the date hereof, effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)	the numerator of which shall be the aggregate of:

(A)	the number of Shares outstanding as of the record date for the Rights Offering, and

(B)	a number determined by dividing either

I.	the product of the number of Shares issued or subscribed for during the Rights Period and the price at which such Shares are offered,

or, as the case may be,

II.

the product of the exchange or conversion price per share of such securities offered and the number of Shares for or into which the securities so offered pursuant to the Rights Offering have been exchanged or converted during the Rights Period, by the Current Market Price of the Shares as of the record date for the Rights Offering; and

(ii)

the denominator of which shall be the number of Shares outstanding after giving effect to the Rights Offering and including the number of Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering or upon the exercise of the exchange or conversion rights contained in such exchangeable or convertible securities und5er the Rights Offering.

If the Holder has exercised any of the Warrants during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period, the Holder shall, in addition to the Shares to which the Holder is otherwise entitled upon such exercise in accordance with Section 2 hereof, be entitled to that number of additional Shares equal to the result obtained when the difference, if any, resulting from the subtraction of the Exercise Price as adjusted for such Rights Offering pursuant to this Section 5(b) from the Exercise Price in effect immediately prior to the end of such Rights Offering is multiplied by the number of Shares purchased upon exercise of the Warrants held by such Holder during such period, and the resulting product is divided by the Exercise Price as adjusted for such Rights Offering pursuant to this Section 5(b); provided that the provisions of Section 9 shall be applicable to any fractional interest in a Share to which such Holder might otherwise be entitled under the foregoing provisions of this Section 5(b). Such additional Shares shall be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Shares shall be delivered to such Holder within three (3) Business Days following the end of the Rights Period.

(c)	Special Distribution. If and whenever during the Exercise Period the Corporation shall issue or distribute to all or to substantially all the holders of the Shares:

(i)

securities of the Corporation including shares, rights, options or warrants to acquire shares of any class or securities exchangeable for or convertible into or exchangeable into any such shares or cash, property or assets and including evidences of its indebtedness, or

(ii)	any cash, property or other assets,

and if such issuance or distribution does not constitute dividends paid in the ordinary course, a Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price will be adjusted, subject to a minimum Exercise Price equal to the Current Market Price on the date hereof, immediately after such record date so that it will equal the rate determined by multiplying the Exercise Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date multiplied by the Current Market Price on the earlier of such record date and the date on which the Corporation announces its intention to make such distribution, less the aggregate fair market value (as determined by the directors, acting reasonably, at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets so distributed, and of which the denominator shall be the total number of Shares outstanding on such record date multiplied by such Current Market Price and the number of Shares to be issued by the Corporation under the Warrants shall, at the time of exercise, be appropriately adjusted.

(d)

Capital Reorganization. If and whenever during the Exercise Period there shall be a reclassification of Shares at any time outstanding or a change of the Shares into other shares or into other securities (other than a Share Reorganization), or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Shares or a change of the Shares into other securities), or a transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), the Holder, where he has not exercised the right of subscription and purchase under this Warrant Certificate prior to the effective date or record date, as the case may be, of such Capital Reorganization, shall be entitled to receive, and shall accept upon the exercise of such right for the same aggregate consideration, in lieu of the number of Shares to which such holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, he had been the registered holder of the number of Shares to which such holder was theretofore entitled to subscribe for and purchase; provided however, that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken to so entitle the Holder. If determined appropriate by the board of directors of the Corporation, acting reasonably and in good faith, and subject to the prior written approval of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading, appropriate adjustments shall be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 5 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 5 shall thereafter correspondingly be made applicable as nearly as may reasonably be necessary in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Warrant. Any such adjustments shall be made by and set forth in terms and conditions supplemental hereto approved by the board of directors of the Corporation, acting reasonably and in good faith.

(e)

If and whenever at any time after the date hereof and prior to the Expiry Time, the Corporation takes any action affecting its Shares to which the foregoing provisions of this Section 5, in the opinion of the board of directors of the Corporation, acting reasonably and in good faith, are not strictly applicable, or if strictly applicable would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes thereof, or would otherwise materially affect the rights of the Holder hereunder, then the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in such a manner as the board of directors of the Corporation may determine to be equitable in the circumstances, acting reasonably and in good faith. The failure of the taking of action by the board of directors of the Corporation to so provide for any adjustment on or prior to the effective date of any action or occurrence giving rise to such state of facts will be conclusive evidence that the board of directors has determined that it is equitable to make no adjustment in the circumstances.

6.	Procedures for Adjustments. The following rules and procedures shall be applicable to the adjustments made pursuant to Section 5:

(a)

The adjustments provided for in Section 5 are cumulative, and shall, in the case of adjustments to the Exercise Price be computed to the nearest one-tenth of one cent and shall be made successively whenever an event referred to therein shall occur, subject to the following paragraphs of this Section 6.

(b)

No adjustment in the Exercise Price or in the number of Shares purchasable upon exercise of Warrants shall be made in respect of any event described in Section 5, other than the events referred to in Section 5(d), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if it had exercised its Warrants prior to or on the effective date or record date of such event. The terms of the participation of the Holder in such event shall be subject to the prior written approval of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading or the approval of the OTC Markets Corporate Action Department, if applicable.

(c)	No adjustment in the Exercise Price shall be made pursuant to Section 5 in respect of the issue from time to time:

(i)	of Shares purchasable on exercise of the Warrants represented by or issued concurrently with this Warrant Certificate;

(ii)

of Shares pursuant to any stock option plan, stock purchase plan or benefit plan in force at the date hereof for directors, officers, employees, advisers or consultants of the Corporation, as such option or plan is amended or superseded from time to time in accordance with the requirements of the principal Canadian stock exchange or over-the- counter market on which the Shares are then listed or quoted for trading and applicable securities laws, and such other stock option plan, stock purchase plan or benefit plan as may be adopted by the Corporation in accordance with the requirements of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading and applicable securities laws provided, however, that the exercise price or purchase price per Share to be issued under such plans will be no less that the Current Market Price on the date of such grant;

(iii)	the payment of interest on any outstanding notes;

(iv)	the issuance of securities in connection with strategic license agreements and other partnering arrangements; or

(v)	full or partial consideration in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity;

and any such issue shall be deemed not to be a Share Reorganization or Capital Reorganization

(d)

If the Corporation shall set a record date to determine the holders of the Shares for the purpose of entitling them to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such stockholders of any such dividend, distribution or subscription or purchase rights, legally abandon its plan to pay or deliver such dividend, distribution or subscription or purchase rights, then no adjustment in the Exercise Price or the number of Shares purchasable upon exercise of any Warrant shall be required by reason of the setting of such record date.

(e)

As a condition precedent to the taking of any action which would require any adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may be necessary in order that the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder of such Warrant Certificate is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(f)

In the absence of a resolution of the board of directors of the Corporation fixing a record date for any dividend or distribution referred to in Section 5(a)(i) or any Rights Offering or Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the date on which such dividend or distribution is effected.

(g)

Any question or dispute that at any time or from time to time arises with respect to the amount of any adjustment to the Exercise Price or other adjustments pursuant to Section 5 shall be conclusively determined by a firm of independent chartered accountants (who may be the Corporation’s auditors) and shall be binding upon the Corporation and the Holder. Notwithstanding the foregoing, such determination shall be subject to the prior written approval of the principal Canadian stock exchange or over-the-counter market on which the Shares are then listed or quoted for trading. In the event that any such determination is made, the Corporation shall notify the Holder in the manner contemplated in Section 19 describing such determination.

7.

Necessary Actions for Adjustments. On the happening of each and every such event set out in Section 5, the applicable provisions of this Warrant Certificate, including the Exercise Price, shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended.

8.

Effective Date of Adjustments. In any case in which Section 5 shall require that an adjustment shall be effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such an event:

(a)

issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event, the additional Shares issuable upon such exercise by reason of the adjustment required by such event, and

(b)	delivering to such Holder any distributions declared with respect to such additional Shares after such Exercise Date and before such event;

provided, however, that the Corporation shall deliver or cause to be delivered to such Holder, an appropriate instrument evidencing such Holder’s right, upon the occurrence of the event requiring the adjustment, to an adjustment in the Exercise Price or the number of Shares purchasable on the exercise of any Warrant and to such distributions declared with respect to any additional Shares issuable on the exercise of any Warrant.

9.

Notice to Allow Exercise by Holder. At least 15 Business Days prior to the effective date or record date, as the case may be, of any event which requires or might require adjustment in any of the subscription rights pursuant to this Warrant Certificate, including the Exercise Price and the number of Shares which are purchasable upon the exercise thereof, or such longer period of notice as the Corporation shall be required to provide holders of Shares in respect of any such event, the Corporation shall notify the Holder of the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment. In case any adjustment for which such notice has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable notify the Holder of the adjustment and the computation of such adjustment. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

10.

Maintenance of Principal Office. The Corporation shall maintain at its principal office a register of Holders in which shall be entered the names and addresses of the Holders of the Warrants and of the number of Warrants held by them. Such register shall be open at all reasonable times for inspection by the Holder. The Corporation shall notify the Holder forthwith of any change of address of the principal office of the Corporation.

11.

No Fractional Shares. The Corporation shall not be required to issue fractional Shares in satisfaction of its obligations hereunder. If any fractional interest in a Share would, except for the provisions of this Section 11, be deliverable upon the exercise of a Warrant, the Corporation shall in lieu of delivering the fractional Shares therefor satisfy the right to receive such fractional interest by payment to the holder of such Warrant of an amount in cash equal (computed in the case of a fraction of a cent to the next lower cent) to the value of the right to acquire such fractional interest on the basis of the Current Market Price at the Exercise Date.

12.	Legal Proceedings. Subject as herein provided, all or any of the rights conferred upon the Holder by the terms hereof may be enforced by the Holder by appropriate legal proceedings.

13.

New Warrants. The registered Holder of this Warrant Certificate may at any time up to and including the Expiry Time, upon the surrender hereof to the Corporation at its principal office, exchange this Warrant Certificate for one or more Warrant Certificates entitling the Holder to subscribe in the aggregate for the same number of Shares as is expressed in this Warrant Certificate. Any Warrant Certificate tendered for exchange shall be surrendered to the Corporation and cancelled.

14.

Loss, Theft, Destruction or Mutilation of Warrant. If this Warrant Certificate becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion acting reasonably impose, issue and deliver to the Holder a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed.

15.	Transferability. This Warrant Certificate and the Warrants represented hereby are transferable subject to compliance with all applicable laws.

16.

Restrictions on Transfers. No transfer of Warrants shall be valid unless made by the Holder or its executors, administrators or other legal representatives or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation upon compliance with reasonable and customary requirements as the Corporation may prescribe, including compliance with all applicable securities legislation, and recorded on the register of holders of Warrants maintained by the Corporation, nor until stamp or governmental or other charges arising by reason of such transfer have been paid. The transferee of a Warrant shall, after the Form of Transfer in the form attached hereto is duly completed and the Warrant is lodged with the Corporation and upon compliance with all other reasonable requirements of the Corporation and the transferor or any previous holder of such Warrant, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. The Corporation may treat the registered holder of any Warrant certificate as the absolute owner of the Warrants represented thereby for all purposes, and the Corporation shall not be affected by any notice or knowledge to the contrary except where the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. Nothing contained herein shall confer any right upon the registered holder hereof or any other person to subscribe for or purchase any shares of the Corporation at any time subsequent to the Expiry Time. Nothing herein contained or done pursuant hereto shall obligate the Holder to purchase or pay for or the Corporation to issue any securities except those Shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein. All warrants of the Corporation shall rank pari passu, notwithstanding the actual date of the issue thereof. After the Expiry Time this Warrant Certificate and all rights hereunder shall be void and of no value.

17.

No Rights as Stockholder Until Exercise. Except as expressly set out herein, the holding of this Warrant Certificate or the Warrants represented hereby shall not constitute a Holder hereof a holder of Shares nor entitle it to any right of interest in respect thereof.

18.

Severability. If any one or more of the provisions or parts thereof contained in this Warrant should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)	the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)

the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant Certificate in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant Certificate in any other jurisdiction.

19.

Notices. Any notice, document or communication required or permitted by this Warrant to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid registered mail, or if transmitted by any form of recorded telecommunication rested prior to transmission, to such party addressed as follows:

(a)	to the Holder, in the register to be maintained pursuant to section 10 hereof; and

(b)	to the Corporation at:

IntelGenx Technologies Corp.
6420 Abrams
Ville St-Laurent, Québec
H4S 1Y2

Attention:	Corporate Secretary
Telecopier:	(514) 331-0436
Email:	ingrid@intelgenx.com

20.	Time is of the essence hereof.

21.

Successors and Assigns. This Warrant Certificate shall enure to the benefit of the Holder and his heirs, executors, administrators, legal personal representatives, permitted assigns and successors is binding upon the Corporation and its successors and assigns.

22.

Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Corporation agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

23.

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of this Warrant shall be commenced in the state and federal courts sitting in Wilmington, Delaware (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant. If any party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Warrant Certificate has been executed on behalf of IntelGenx Technologies Corp. as of the __ day of _________2018.

INTELGENX TECHNOLOGIES CORP.

By:
Horst G. Zerbe
President and Chief Executive Officer

SCHEDULE “A”

FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (name)

(the “Transferee”),

(Residential Address of Transferee)

___________________________Warrants of IntelGenx Technologies Corp. (the “Corporation”) registered in the name of the undersigned on the records of the Corporation represented by the within Warrant Certificate, and irrevocably appoints the Secretary of the Corporation as the attorney of the undersigned to transfer the said securities on the books or register of transfer, with full power of substitution.

In connection with this transfer, the Transferee is delivering a written opinion of U.S. counsel to the effect that this transfer of Warrants has been registered under the Securities Act or is exempt from registration thereunder.

DATED the_______________day of _____________________, 20___________ .

Signature Guaranteed	(Signature of Warrant holder, to be the same as appears on the fact of this Warrant Certificate)

Print Name

Address

SCHEDULE “B”

EXERCISE NOTICE

TO:	INTELGENX TECHNOLOGIES CORP.
6420 Abrams
Ville St-Laurent, Quebec
H4S 1Y2
	Email:	ingrid@intelgenx.com

The undersigned registered Holder of the attached Warrant Certificate, hereby:

subscribes for _________________________________
shares of common stock (“Shares”) (or such number of Shares or other securities or property to which such subscription entitles the undersigned in lieu thereof or in addition thereto under the Warrant Certificate) of IntelGenx Technologies Corp. (the “Corporation”) at the price per Share in United States funds equal to US$____ (or such adjusted price which may be in effect under the provisions of the Warrant Certificate)

Payment shall take the form of lawful money in the United States; and

The undersigned hereby directs that the said Shares be registered as follows:

Name(s) in full	Address(es) (including Postal Code) or DWAC Account Number	Number of Shares

Total:________

(Please print full name in which share certificates are to be issued. If any of the Shares are to be issued to a person or persons other than the Holder, the Holder must pay to the Corporation all requisite taxes or other governmental charges.)

In connection with this exercise, the undersigned (check one):

_____1. has delivered to the Corporation an opinion of counsel (which will not be sufficient unless it is from counsel of recognized standing and in form and substance satisfactory to the Corporation) to the effect that the securities are registered pursuant to the Securities Act or an exemption from the registration requirements of the Securities Act and applicable state securities laws is available; or

_____2. represents to the Corporation that (i) the undersigned is a U.S. Person or a person in the United States, (ii) the undersigned was the original subscriber for the Warrants from the Corporation or is a transferee pursuant to Section 16 of this Warrant, and (iii) the undersigned is an accredited investor on the date hereof.

DATED this____________day of___________________ , 20______ .

(Signature of Subscriber)

(Print Name of Subscriber)

(Address of Subscriber in full)